Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 1st day of March, 2007, by and between HARRIET DUPREE BRADLEY ("Consultant"), and SOUTHERN BELLA, INC., a Delaware corporation ("Southern Bella").

WHEREAS, Consultant is the owner of 100% of the shares of issued and outstanding capital stock of Dupree Catering, Inc., a Kentucky corporation, a catering business located in Lexington, Fayette County, Kentucky (the “Company”);

WHEREAS, simultaneously herewith Southern Bella and Consultant have entered into stock purchase agreement for the sale and purchase of Consultant’s 100% of the shares of the issued and outstanding capital stock of the Company;

WHEREAS, Consultant possesses certain knowledge of and expertise in the catering industry and Southern Bella is desirous of retaining Consultant for certain services relating to such industry following the sale and purchase of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions contained in that certain stock purchase agreement executed simultaneously herewith, and for additional consideration of the mutual promises, covenants and conditions set forth herein, all of which are acknowledged as good and valuable consideration, it is hereby agreed by and between Southern Bella and Consultant as follows:

1. In consideration for providing the services outlined herein below, Southern Bella shall pay to Consultant a fee equal to any net income after taxes earned by Dupree Catering, Inc. as defined and determined by Generally Accepted Accounting Principles (“GAAP”). Consultant shall be given access to review the accounting records of Dupree Catering, Inc. upon request. Consultant will not be entitled to any compensation if Dupree Catering, Inc. has a net loss Consultant will be paid said fee, if any, on a quarterly basis upon the completion of the quarterly audit by Southern Bella’s accounting firm. Consultant is an independent contractor and Southern Bella shall not be responsible for any expenses incurred by Consultant.

2. For and in consideration of the above payments, Consultant will perform consulting and advisory services to Southern Bella with respect to all matters relating to the management of the Company, including hiring and firing of staff. Consultant will further provide and supervise all catering matters. No capital expenditures exceeding $2,500.00 shall be made without the prior written approval of both Consultant and Southern Bella. Additionally, all attorney fees incurred by either party in connection with this transaction, including public offering and accounting fees, shall not be expenses of Southern Bella or Dupree Catering, Inc. for purposes of determining net income. No person may be hired, fired, or retained without the prior written approval of both Consultant and Southern Bella. Notwithstanding the foregoing, this Agreement calls for the services of Consultant as an independent contractor and Consultant will not be considered an employee of Corporation for any purpose, unless as expressly set forth in an employment agreement. It is specifically agreed by and between the parties hereto that, following the termination of this Agreement, Consultant shall in no way be subject to or restricted by any non-compete requirement and shall be free to engage in and conduct any business of any kind or type now being conducted or rendered by the Corporation.

3. Performance of the services contemplated herein, the services and hours Consultant is to work on any given day will be entirely within Consultant's control. Southern Bella will rely upon Consultant to use her best efforts to maximize the net income of Dupree Catering, Inc.

4. The parties hereto contemplate that this Agreement will run for a period of seven (7) months from March 1, 2007, through and including September 30, 2007. Thereafter, Consultant shall continue providing services to Southern Bella on a month-to-month basis for the same consideration and pursuant to the same terms, conditions and covenants contained herein, unless otherwise terminated by an instrument in writing executed by both parties hereto.

5. Should either party hereto fail to perform or breach any of the covenants, representations, terms or conditions of this agreement, either party shall be entitled to pursue all remedies, at law or equity, including the right of an injunction or temporary restraining order. In the event of litigation regarding the subject matter hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and/or assigns.

7. This Agreement shall be deemed to contain the entire agreement of the parties hereto and all other oral representations by and between the parties shall be deemed to be merged herein.

9. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the remaining provisions hereof.

10. This Agreement is to be executed, delivered and performed in the Commonwealth of Kentucky and shall be governed by and construed in accordance with the laws thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"CONSULTANT"
/s/ Harriet Dupree Bradley
HARRIET DUPREE BRADLEY

"CORPORATION" SOUTHERN BELLA, INC., a Delaware Corporation
BY: V. J. Heitz
ITS: President